Exhibit 10.4

Form of the Expert Cooperation Agreement

This expert cooperation agreement (hereinafter referred to as "this agreement") is signed between the following parties in _________in People's Republic of China ("China") on __________:

Party A: Fujian Province Lichen Management and Consulting Company Limited

Address:

Party B: Mr. Li Hanzhu

Whereas:

1. Due to the needs of business development, Party A needs to cooperate with experts with rich theoretical or practical experience in the financial management and taxation consulting industry;

2. Party B is an expert in the financial and taxation industry and has accumulated rich theoretical or practical experience in the industry.

The parties hereby enter into the following agreement on the provision of consulting services:

Article 1 Clarifications and Guarantees

Both parties guarantee as follows:

1. Party A is a company legally incorporated and validly existing, and has the required rights and authorizations to:

(1) Own, lease and operate its property and carry on the business specified in its business license and articles of association.

(2) Execute, deliver and perform this agreement.

2. Party A has taken all necessary actions and obtained all consents, approvals, authorizations and permits required for the signing, delivery and performance of this agreement so that it can sign, deliver and perform this agreement. In addition, the execution, delivery and performance of this agreement will not violate:

(1) Its articles of Association;

(2) Its obligations under any other agreement; or

(3) Any current Chinese law.

3. Party B is a natural person with full capacity for civil conduct, and is qualified to sign and perform this agreement;

4. Party B has taken all necessary actions and obtained all consents, approvals, authorizations and permits required for the signing, delivery and performance of this agreement so that it can sign, deliver and perform this agreement. In addition, the execution, delivery and performance of this agreement will not violate:

(1) Rules and regulations of its work unit or department;

(2) Its obligations under any other agreement; or

(3) Any current Chinese law.

Article 2 Cooperation Contents

1. Party B agrees to record relevant videos for Party A for free use by Party A and the third party designated by Party A;

2. Party A agrees to publicize Party B's experience in financial and taxation industry and improve Party B's popularity;

3. Party B agrees to accept Party A's arrangement to jointly develop fiscal and tax management courses;

4. Party B agrees to accept Party A's appointment to give lectures or training courses in its cooperative educational institutions. Party B shall charge Party A RMB 10,000 yuan per day, and the relevant remuneration and other travel expenses shall be borne by the cooperative organization;

5. Party B agrees to accept Party A's appointment to undertake Party A's management consulting project. Party B shall accept Party A's arrangement and ensure that sufficient personnel are organized to complete the work according to the requirements of Party A; Party A will pay 50% of the project amount to Party B, and the payment progress shall refer to the management consulting agreement signed between Party A and a third party. When undertaking the management consulting project of Party A, Party B shall ensure the work and service quality. If Party A suffers losses due to Party B's work and service quality problems, Party A has the right to deduct the corresponding amount from the project amount allocated to Party B.

6. Party A has the right to invite Party B to attend various social activities such as lectures, seminars, training courses, gatherings and business salons organized by Party A, and invite Party B to participate in social activities organized by Party A from time to time. Party A provides everyone with a communication platform free of charge.

Article 3 Ownership of Intellectual Property

Both parties agree that all rights and interests related to Party A's business arising from the performance of this agreement, or subsequent intellectual property rights, including but not limited to copyright, patent right, trademark right, technical secret, trade secret and others, shall be exclusively owned by Party A. Without the written consent of Party A, Party B shall not dispose of such interests and/or subsequent intellectual property rights for any reason or in any way.

Article 4 Confidentiality

Party B shall keep confidential all technical secret information and trade secret information owned by Party A that is not known to outsiders that Party B knows or comes into contact with due to the performance of this Agreement. Without the written consent of Party A, Party B shall not disclose, give or transfer such confidential information to any third party. Once this agreement is terminated, Party B shall return any document, data or software containing confidential information to Party A at the request of the other party, or destroy it by itself, delete any confidential information from any relevant memory device, and shall not continue to use these confidential information. Both parties agree that this clause will remain valid for five years after the change, cancellation or termination of this agreement.

Article 5 Exclusive Services

Party B guarantees and promises to Party A that during the term of this agreement, without the written consent of Party A, Party B shall not provide any third party with the same or similar results of courses and management consulting developed in cooperation with Party A.

Article 6 Non-competition Commitment

Party B hereby promises that during the term of this Agreement and for the next three years, Party B will not have direct business relations with Party A's cooperative educational institutions and Party A's customer units without Party A's prior written consent.

Article 7 Assignment of Agreement

Any party in this agreement shall not transfer its rights and obligations under this agreement to any third party unless it obtains the written consent of the other party.

Article 8 Force Majeure

If either party's failure or delay in performing its obligations under this agreement is due to force majeure, such party shall be exempted from the liability for breach of contract. Force majeure referred to in this Agreement means:

1. Earthquake, natural disaster, fire and other disastrous events;

2. War and political unrest;

3. Any other cause that cannot be attributed to either party, is unforeseeable at the time of signing this agreement, its occurrence is inevitable and its consequences are insurmountable.

After the occurrence of force majeure, if possible, the party affected by force majeure shall timely notify the other party of the relevant situation within 15 working days. If the other party causes losses due to its failure to perform the contract in violation of this notification obligation, it must compensate the other party for the losses caused thereby. After the elimination of force majeure, the party who has failed to perform due to force majeure shall try its best to resume the performance of its obligations under this agreement.

Article 9 Notice

Any notice or other communication specified in this agreement or sent to the other party under this agreement must be sent by mail, hand delivered (including express mail) or by fax according to the address or fax listed in the first paragraph of this agreement.

Article 10 Liability for Breach of Contract

If Party B violates the agreement, has a direct business relationship with Party A's cooperative institutions and customers, or provides the courses or management consulting reports developed in cooperation with Party A to a third party, Party B shall bear the liability for breach of contract and compensate Party A for the losses caused thereby.

Article 11 Applicable Law

The execution and interpretation of this agreement shall be governed by the laws of the People's Republic of China.

Article 12 Dispute Settlement

Any dispute arising from the agreement itself or the performance of the agreement shall be settled by both parties through negotiation. If the dispute cannot be settled within 60 days, either party has the right to bring a lawsuit to the People's Court where Party A is located.

Article 13 Amendment of the Agreement

This agreement can only be modified with the written consent of both parties. Both parties agree that, if this agreement or any provision under this agreement may be deemed illegal due to violation of the current effective legal provisions, both parties would modify this agreement or relevant provisions in good faith. The extent of such modification deviating from the original agreement is only necessary for the legality of this agreement or relevant provisions, and shall not violate the benefits expected to be obtained by both parties when signing this agreement. Both parties agree that the illegality of one or part of the terms under this agreement shall not affect the legitimacy or enforceability of the whole agreement unless it has a significant material impact on the legitimacy and effectiveness of the contract.

Article 14 Entry into Force

This Agreement shall come into force immediately after being sealed by Party A, signed by its authorized representative and signed by Party B, and shall be valid for 5 years.

Article 15 Content

This agreement is made in duplicate, one for each party with the same legal effect.

(no text below)

(signature page of the agreement)

Party A: Fujian Province Lichen Management and Consulting Company Limited

Authorized Representative Signature: Ya Li

Party B:

Signature:

5